Exhibit 23.6

SLR International Corporation
1658 Cole Blvd, Suite 100
Lakewood, Colorado 80401

Consent of SLR International Corporation

In connection with the Paramount Gold Nevada Corp. Annual Report on Form 10-K, the undersigned consents to:

i.
the incorporation by reference of the Grassy TRS in the annual report on Form 10-K for Paramount Gold Nevada Corp. for the fiscal year ended June 30, 2023 (the “Form 10-K”), and in the Registration Statements on Form S-3 (333-275376) and Form S-8 (No. 333-205024 and No. 333-262857) (the “Registration Statements”);
ii.
the use of and references to our name in connection with the Grassy TRS, Form 10-K and the Registration Statements; and
iii.
the information derived, summarized, quoted or referenced from the Grassy TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

SLR International Corporation is responsible for authoring, and this consent pertains to, the following Sections of the Grassy TRS: 1.1, 1.19, 1.23.1.4, 1.24.3, 2.3, 2.4, 3.4, 3.5, 9.3, 17, 22.11, 22.16.1.4, 23.3, 25, 25.3, 25.4, and 25.5.

Dated September 26, 2024

/s/ Jeremy Scott Collyard

_______________________
Jeremy Scott Collyard, PMP, MMSA QP

SLR International Corporation